KNOCKOUT HOLDINGS, INC
100 W. WHITEHALL AVE.
NORTHLAKE, IL. 60164


FOR IMMEDIATE RELEASE                   CONTACT:  E.dali Pollard
                                                  Senior Manager,
                                                  Investor Relations
                                                  Knockout Holdings, Inc.
                                                  708-273-6900, x113
                                                  koir@theknockoutgroup.com
                                                  -------------------------
                                                  edali@theknockoutgroup.com
                                                  --------------------------


      UNITED NETWORK MARKETING SERVICES, INC., MARKETER OF GEORGE FOREMAN'S KNOCK-OUT(R) CLEANERS, CHANGES TO NEW COMPANY NAME AND TRADING SYMBOL

NORTHLAKE, ILL., JAN. 12, 2005- United Network Marketing Services, Inc. (OTCBB:
UMKG), exclusive developer and marketer of George Foreman's Knock-Out(R) line of non-toxic, people-friendly cleaners and disinfectant, today announced its new company name and new trading symbol. The recent merger between The Knockout Group, Inc. and United Network Marketing Services, Inc. has resulted in a new company name, KNOCKOUT HOLDINGS, INC., www.theknockoutgroup.com and a new trading symbol, KNOH.

Knockout Holdings, Inc., based in Northlake, Ill., is committed to the development of celebrity-branded consumer products that are safe for human use and environmentally friendly, thereby contributing to healthy lifestyle choices. The company pre-launched its line of George Foreman's Knock-Out(R) household cleaners and disinfectant iN August 2004, and already has product placements in more than 7,000 stores, including Albertson's, Duckwall, Publix, Target, Walgreen's and the military exchanges.

"Knock-Out" is a federally registered trademark of Knockout Holdings, Inc.


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